=======================================================================

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                          --------------------

                                FORM 8-K

                             CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  April 4, 2005

                             Artisoft, Inc.
           (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-19462           86-0446453
       (State or Other             (Commission         (IRS Employer
Jurisdiction of Incorporation)    File Number)      Identification No.)

          5 Cambridge Center,
        Cambridge, Massachusetts                      02142
(Address of Principal Executive Offices)            (Zip Code)

   Registrant's telephone number, including area code:  (617) 354-0600

                             Not applicable.
      (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [   ]     Written communications pursuant to Rule 425 under the
               Securities Act (17 CFR 230.425)

     [   ]     Soliciting material pursuant to Rule 14a-12 under the
               Exchange Act (17 CFR 240.14a-12)

     [   ]     Pre-commencement communications pursuant to Rule 14d-2(b)
               under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]     Pre-commencement communications pursuant to Rule 13e-4(c)
               under the Exchange Act (17 CFR 240.13e-4(c))

 =======================================================================

Item 2.02   Results of Operations and Financial Condition.

          The information in this Item 2.02 of this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

          On April 4, 2005, we issued a press release (the "Press
Release") announcing our financial results for the quarter ended
December 31, 2004, a copy of which is incorporated herein by reference and attached hereto as Exhibit 99.1.

          In the Press Release, we presented a pro forma condensed income statement for the quarter ended December 31, 2004 that included financial information (the "Non-GAAP Financial Information") as a result of our acquisition of Vertical Networks, Inc. that was not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"). The results for the quarter ended December 31, 2004 reflect a significant deferral of $5.6 million of revenue for systems sold and delivered during the quarter, because these systems are covered under multi-year software subscription agreements, acquired as part of the Vertical Networks acquisition, whose terms extend to March, 2009 and cover all systems shipped to certain large customers. Under GAAP, this revenue, and related cost of goods of $3.4 million, are recognized as discussed in our December 31, 2004 Form 10-Q as amortized over the balance of the life of the software subscription agreements, which run through periods of up to 4 years and 3 months. The quarterly amortization of these sales and cost of sales is approximately $182,000 and $117,000, respectively, for the current quarter. In addition, we acquired $4.3 million of intangible assets as part of the Vertical Networks acquisition, which are being amortized over a five-year period. We prepared the Non-GAAP Financial Information to reflect the results of operations without this revenue and cost of sales deferral, including its related amortization, and without the amortization of acquired intangible assets, and a related deferred tax liability. The Press Release contains a reconciliation of the Non-GAAP Financial Information to results of operations for the relevant periods in a tabular format, which is incorporated herein by reference.

          Our management believes that the presentation of the Non-GAAP Financial Information provides useful information to investors. While the Non-GAAP Financial Information should not be considered in isolation or as a substitute for net revenue, cost of sales, gross margins, operating expense, income (loss), or net income (loss) data prepared in accordance with GAAP or as an indication of our financial performance or liquidity under GAAP, it is presented because we believe that it provides useful information to investors with respect to our ability to generate sales of our products into the market absent the deferral convention for accounting purposes (i.e. sell through sales), and to meet current and future working capital requirements and capital expenditure commitments by adjusting out the non-cash amortization and tax expense. We intend to track these non-GAAP measures going forward, and use them, along with GAAP financial information, to assess the effectiveness of our operations.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On April 4, 2005, we received verbal notice from Nasdaq indicating that the Company is in violation of NASD Rule 6530, in that we have failed to file an amendment to the Company's Current Report on Form 8-K, filed October 4, 2004, to disclose historical and pro forma financial information of Vertical Networks, Inc. with the Securities and Exchange Commission within the prescribed time period.

          We continue to work with our outside auditors to resolve certain accounting issues relating to historical and pro forma financial information of Vertical Networks, Inc. and the integration of the historical financial statements of Vertical Networks, Inc. to complete and file these reports.

          As a result of this delayed filing, our common stock is subject to being delisted from the OTC Bulletin Board. We have submitted a request for a hearing to explain the circumstances resulting in the delayed filings and request a stay of delisting. Nasdaq has granted a hearing, which has been scheduled for April 21, 2005. In the event that the NASD panel rejects our request, our common stock may be removed from the OTC Bulletin Board and may only be quoted on the "pink sheets" maintained by the National Quotation Bureau, Inc. This alternative is generally considered to be a less efficient market, and the price of our common stock, the liquidity of our common stock, and our general reputation among investors may be adversely impacted as a result.

Item 8.01   Other Events.

          We agreed in the stock purchase agreement we entered into on September 29, 2004 to file with the Securities Exchange Commission a registration statement and to use our best efforts to cause the registration statement to become effective on or before December 31, 2004. We are in breach of the agreement because no registration statement was declared effective by the Securities and Exchange Commission on or prior to March 31, 2005. For each month we are in breach, we are required to pay each investor in the financing liquidated damages in an amount equal to 1.0% of the aggregate purchase price paid by the investor under the stock purchase agreement (not to exceed 9.0% of such purchase price, in the aggregate). We estimate our maximum aggregate liability under this provision will not exceed $2.475 million. Our board of directors is currently considering our options until the registration statement is filed and declared effective, which include, but are not limited to, seeking waiver of the liquidated damages from our investors.

Item 9.01   Financial Statements and Exhibits.

          (c) Exhibits

              99.1 Press Release, dated April 4, 2005, announcing the financial results of Artisoft, Inc. for the quarter ended December 31, 2004.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        ARTISOFT, INC.


Date:  April 7, 2005                    By:  /s/ Duncan  G. Perry
                                           ---------------------------
                                           Duncan G. Perry
                                           Chief Financial Officer

                              EXHIBIT INDEX



 Exhibit No.  Description
------------- -------------------------------------------------------

    99.1 Press Release, dated April 4, 2005, announcing the financial results of Artisoft, Inc. for the quarter ended December 31, 2004.